EXHIBIT 10.1

                       FIRST COMMERCIAL BANK OF HUNTSVILLE



                                 LOAN AGREEMENT
                              (Financial Covenants)

                                                 Date: __3/10/2005______________



     In consideration of the sum of ten dollars in hand paid to each of the undersigned (hereinafter referred to as "Obligor", whether one or more) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Obligor, and in order to induce First Commercial Bank of Huntsville (hereinafter referred to as "Bank") to extend to Digital Fusion, Inc. and Digital Fusion Solutions, Inc. (hereinafter cumulatively referred to as the "Borrower") and Digital Fusion, Inc., Digital Fusion Solutions, Inc., Summit Research Corporation, Roy E. Crippen, III and Gary S. Ryan (hereinafter cumulatively referred to as the "Guarantors") from time to time such extensions of credit, advances and forbearances as the Bank in its sole discretion may deem prudent and wise (all such indebtedness, obligations and liabilities of the Borrower to the Bank of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or un-liquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, and whether incurred as maker, drawer, endorser, surety, guarantor or otherwise, including without limitation obligations of the Borrower purchased by the Bank, and obligations incurred in connection with the issuance of a letter of credit, and any and all extensions and renewals of all or any part of the same are herein collectively referred to as the "Liabilities"), the Obligor, the Borrower and the Bank agree as follows:




                                   DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

"Accounts" shall have that meaning defined in the Alabama Uniform Commercial
Code.

"Collateral" shall mean any property or assets of Borrower or Obligor or other security pledged or granted to Bank as security for the Liabilities.

"Debt" shall mean all of Obligor's total liabilities less Subordinated Debt.

"Loan Documents" shall mean any note, loan agreement (other than this Agreement) or other instrument, document or paper evidencing, securing, guaranteeing, or executed in connection with all or any part of the Liabilities.

"Subordinated Debt" shall mean indebtedness of the Obligor described in and unconditionally subordinated to the Bank in any subordination agreement executed by a subordinate creditor and delivered to the Bank.

"Tangible Net Worth" shall mean Obligor's net worth plus Subordinated Debt less
(i) any and all loans and other advances to affiliates, subsidiaries, owners, parent, employees, officers, stockholders, directors or other related entities of Obligor; (ii) notes, notes receivable, accounts, accounts receivable, inter-company receivables, and other amounts owing from affiliates, subsidiaries, owners, parent, employees, officers, stockholders, directors or other related entities of Obligor; and (iii) any and all intangibles of Obligor. Accounting terms used in this Agreement, such as "accounts receivable,""current maturities of long term debt," "inventory," "net income," "net worth" and "total liabilities" shall have the meanings normally given them by, and shall be calculated, both as to amounts and classification of items, in accordance with, generally accepted accounting principles in the United States. Singular terms shall include the plural as well as the singular and vice versa.


                         REPRESENTATIONS AND WARRANTIES

     Obligor represents and warrants to Bank, at all times while any Liabilities remain unsatisfied, as follows: (1) If Obligor is a corporation, partnership or limited liability company, Obligor is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which Obligor was organized, and Obligor is duly qualified and in good standing (and will remain so qualified and in good standing) in every state in which it is or shall be doing business or in which the failure so to qualify and remain in good standing would or could have an adverse effect on its business or properties or Bank; (2) There are no actions, suits or proceedings pending or, to Obligor's best knowledge, threatened against or affecting Obligor or the Collateral that involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may result in a material adverse change in Obligor's operations or condition or the Collateral; (3) Obligor is not a party to any instrument, or subject to any restriction, that materially and adversely affects Obligor's operations or condition, and Obligor is not in default in any of the obligations contained in any instrument to which Obligor is a party that could have a material adverse effect upon Obligor's operations or condition; and (4) Obligor has full right, power and authority to enter into the Loan Documents to which it or (s)he is a party and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents and the documents contemplated to be executed and delivered thereby.

                                    COVENANTS
                                    ---------

     Obligor and Borrower covenant and agree with Bank, at all times while any Liabilities remain unsatisfied, as follows:

     1. Obligor shall submit or cause to be submitted to Bank such financial and other information which Bank shall reasonably request regarding Borrower, the Collateral and Obligor when and as requested by Bank, including without limitation: (i) Obligor's and Borrower's monthly financial statements within forty-five (45) days after the close of each calendar month in each fiscal year including a balance sheet as of the close of such period and a fiscal year to date income statement in accordance with generally accepted accounting principles and attested to by an authorized officer of Obligor or Borrower, as the case may be; (ii) Obligor's and Borrower's audited fiscal year-end financial statements within one hundred twenty (120) days after the close of each fiscal year, including a balance sheet as of the close of such period, an income statement, and a reconciliation of stockholders' equity prepared by a certified public accountant acceptable to Bank in accordance with generally accepted accounting principles; (iii) annual personal financial statements of any guarantor of the Liabilities (as of December 31 of each year) within ninety (90) days of the close of each calendar year; and (iv) a borrowing base compliance certificate per the attached exhibit "A" along with an aging of accounts receivables within 15 days of month end (v) any other financial information as Bank may request from time to time, including but not limited to that information as may be required for Bank to determine Obligor's or Borrower's compliance with the terms of this Agreement.

     2. Obligor shall (i) maintain insurance (written by insurance companies reasonably acceptable to Bank) in form, amount and substance reasonably acceptable to Bank, including, without limitation, worker's compensation, general liability insurance, property "all risk" insurance upon Obligor's property (in an amount at least equal to its full insurable value) and insurance on all facets of its businesses and all the Collateral; (ii) furnish to Bank, upon request, a statement of the insurance coverage.

     3. Obligor does and shall comply with all laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Obligor, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all alleged or asserted violations of any such laws, ordinances or regulations.
     4. Obligor shall not sell, transfer, lease, pledge, abandon, grant any lien on or security interest in, or otherwise encumber or dispose of any of its accounts receivable, including without limitation the Collateral or any interest therein, and Obligor shall not permit or suffer to exist any lien, security interest or other encumbrance on any of its accounts receivable.

     5. Guarantors shall not guarantee, endorse or assume, either directly or indirectly, any indebtedness greater than $200,000 in aggregate of any other corporation, person, or entity without prior written consent of the bank.
     6. Obligor will not incur, create, assume or permit to exist any debt of Obligor other than (a) existing debt reflected in the most recent balance sheet of Obligor delivered to Bank on or prior to the date hereof, (b) debt to the Bank, (c) trade payables and other current liabilities incurred or accrued by the Obligor in the ordinary course of business, (d) the extension or receipt of normal trade terms with respect to customers and suppliers, (e) any specific debt in connection with a special transaction for which advance approval is sought and obtained from the Bank, (f) unsecured debt to the owners of the Obligor that is payable on terms as favorable to the Obligor as those that would be available to the Obligor in arms-length commercial transactions with commercial bank lenders, (g) leases of equipment and real estate incurred in the ordinary course of the Obligor's business, and (h) debt incurred solely for the purchase of fixed assets acquired or held by Obligor in the ordinary course of business.

     7. Obligor shall permit Bank or any persons duly designated by Bank to call at the places of business of Obligor at any reasonable time, and without hindrance or delay to visit, inspect, audit and check any of Obligor's properties, books, records, journals, orders, receipts and any correspondence or other data relating to Obligor's business or any other transactions between or among the parties hereto, and to make copies thereof and take extracts there from, and to discuss Obligor's financial affairs with Obligor's financial officers and accountants.

     8. Obligor shall comply with all applicable present and future local, state and federal laws, including, without limitation, environmental laws and regulations.

     9. Obligor shall maintain its principal transaction account with Bank.

     10. In the event Obligor has a revolving loan or line of credit with Bank, the sum of eighty percent (80%) of its eligible accounts receivable as determined by the bank (excluding any accounts receivable that are aged 120 days or greater) will at all times exceed the sum of the outstanding principal balance of said revolving loan or line of credit. Furthermore, advances against eligible accounts receivable due to Summit Research Corporation will be limited to $2,000,000.00 (Two Million and no/100 U.S. Dollars). In the event of default Obligor agrees upon Bank request to cooperate in the filing and perfection of assignment of claims documents on all Federal Government contracts.

                        EVENTS OF DEFAULT; ACCELERATION.
                        --------------------------------

     Any or all of the Liabilities shall be, at the option of Bank and notwithstanding any time or credit allowed by any instrument evidencing any of the Liabilities or under any of the Loan Documents, immediately due and payable without notice or demand, and the obligation of Bank to make advances under any revolving line of credit, or other loan shall immediately cease and terminate upon the occurrence of any of the following events of default (singularly an "Event of Default"): (1) default in the payment or performance, when due or payable, of any of the Liabilities, or of any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities (severally a "Promisor"); (2) failure by Obligor, Borrower or any other person or entity, as applicable, to (a) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (b) comply with any of the terms, conditions, covenants or requirements described herein or contained or referenced in one or more of the Loan Documents; (3) failure of Obligor, Borrower or any other person or entity, as applicable, to pay when due
(a) any tax (subject to the right of Obligor to contest same as provided in paragraph 17 hereof), or (b) any premium on (i) any insurance policy assigned to Bank, or (ii) any insurance covering any Collateral; (4) if any warranty or representation contained herein shall prove false or misleading with respect to a material fact or if Obligor or Borrower or any Promissory made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit; (5) failure of Obligor, Borrower or any Promisor to furnish financial information or to permit the inspection of the books or records or Collateral of Obligor, Borrower or of any Promisor; (6) the loss, theft, damage, sale, destruction or encumbrance of any uninsured material portion of the Collateral, or the sale or encumbrance or the issuance of any execution or the making of any levy, seizure or attachment thereof or thereon; (7) the insolvency, dissolution, liquidation, suspension of business or death of the Obligor or the Borrower or of any Promisor, or of any of the Obligor's or the Borrower's or such Promissor's principal officers if a corporation, or of any of the Obligor's or the Borrower's general partners if a partnership; (8) the Obligor or the Borrower or any Promisor shall (i) fail or admit in writing the inability of the Obligor or the Borrower or any Promisor to pay the Obligor's or the Borrower's or such Promisor's debts generally as they become due, (ii) make a general assignment for the benefit of creditors or have an order for relief entered against the Obligor or the Borrower or any Promisor in any proceeding under the Federal bankruptcy code, or (iii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against the Obligor or the Borrower or such Promisor in any proceeding under any such law, or if corporate or partnership action should be taken by the Obligor or the Borrower or any Promisor for the purpose of effecting any of the foregoing; (9) the appointment of a receiver trustee, liquidator or custodian of the Obligor or the Borrower or any Promisor or of any of their respective properties or assets;
(10) the filing of a petition without the application, approval or consent of the Obligor or the Borrower or any Promisor in any court of competent jurisdiction, seeking the bankruptcy or reorganization of the Obligor or the Borrower or of any Promisor or of all or a substantial part of their respective properties or assets, or seeking an arrangement with the creditors of any of them, and such petition shall not be dismissed within 30 days after the filing thereof; (11) any change in the ownership nature, management or control of Borrower or Obligor without the prior written consent of Bank; (12) failure of Obligor or Borrower or any other person or entity to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection with any of the Loan Documents; (13) fraud or misrepresentation by or on behalf of Obligor or Borrower in Obligor's or Borrower's transactions with Bank; (14) violation of or failure to abide by any covenant, term or provision of this Agreement or any of the Loan Documents; or the termination, cancellation or revocation of any Loan Document without Bank's consent or the determination that any of the Loan Documents is void, voidable or unenforceable; (15) any default or event of default under any of the Loan Documents; or (16) any default or event of default of Obligor or Borrower under any other loan or indebtedness owing by Obligor or Borrower to Bank, whether or not arising under the Loan Documents. Notwithstanding the foregoing, Obligor or Borrower shall have sixty (60) calendar days to cure any Event of Default without penalty, termination or payment demand of this Loan Agreement.

Digital Fusion, Inc., Obligor
Digital Fusion, Inc., Borrower

By:   /s/  Roy E. Crippen, III            By:  /s/ Gary S. Ryan
      -----------------------------------   -------------------------------

Its:  CEO                                 Its: President
      ----------------------------------- ---------------------------------


Digital Fusion Solutions, Inc., Borrower
Digital Fusion Solutions, Inc., Obligor

By:   /s/  Roy E. Crippen, III            By:  /s/ Gary S. Ryan
      -----------------------------------   -------------------------------

Its:  President                           Its: President
      ----------------------------------- ---------------------------------


Summit Research Corporation, Obligor
Summit Research Corporation, Guarantor

By:   /s/  Roy E. Crippen, III
      --------------------------------------------

Its:  President
      --------------------------------------------



/s/ Roy E. Crippen, III
--------------------------------------------------
Roy E. Crippen, III, Guarantor


/s/ Gary S. Ryan
--------------------------------------------------
Gary S. Ryan, Guarantor


First Commercial Bank of Huntsville, Bank

By:   /s/ Andy Kattos
      --------------------------------------------

Its:  Senior Vice President
      ---------------------


----------------------------------------------------------------------------------------------------
                                                                     Loan Number  69403234 / 50
  DIGITAL FUSION, INC.                FIRST COMMERCIAL BANK          Date            03/10/2005
  DIGITAL FUSION SOLUTIONS, INC.      OF HUNTSVILLE                  Maturity Date   04/10/2006
  4940 CORPORATE DRIVE NW             301 WASHINGTON STREET          Loan Amount $ 2,500,000.00
  SUITE A                             HUNTSVILLE, AL 35801
  HUNTSVILLE, AL 35808                                               Fed. Tax ID     13-3817344

   BORROWER'S NAME AND ADDRESS          LENDER'S NAME AND ADDRESS
"I" includes each borrower above,  "You" means the lender, its successors
    jointly and severally.                    and assigns.
----------------------------------------------------------------------------------------------------

For value received, I promise to pay to you, or your order, at your address above the PRINCIPAL sum of **TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS** Dollars $ 2,500,000.00

|_| Single Advance: I will receive all of this principal sum on ___________. No additional advances are contemplated under this note.

|X| Multiple Advances: The principal sum shown above is the maximum amount of principal I can borrow under this note. On March 10, 2005, I will receive the amount of $696,600.00 and future principal advances are contemplated.
     Conditions: The conditions for future advances are AS DESCRIBED IN LOAN AGREEMENT DATE 03/10/2005
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     |X| Open End Credit: You and I agree that I may borrow under this Note, prepay this Note in whole or in part, and borrow again under this Note, so long as the aggregate unpaid principal amount owed under this Note at any time does not exceed the amount of the principal sum set forth above. My right to borrow is subject to all other conditions of this Note expires on April 10, 2006.

     |_| Closed End Credit: You and I agree that I may borrow in aggregate an amount not to exceed the principal sum shown above. Amounts I repay under this Note may not be re-borrowed later. My right to borrow is subject to all other conditions and expires on _________________.

|X| INTEREST: I agree to pay interest on the outstanding principal balance from March 10, 2005 at the rate of 5.500000% per year until the index rate changes . Variable Rate: This rate may then change as stated below.

     |X| Index rate: The future rate will be 0.000% ABOVE the following index rate:_________________
     LENDER'S PRIME, WHICH IS THE BASE RATE USED BY LENDER TO SET INTEREST RATES AT WHICH LOANS ARE MADE TO VARIOUS CUSTOMERS. LOANS MAY BE MADE AT, ABOVE OR BELOW SAID PRIME RATE.
     |_| No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
     |X| Frequency and Timing: The rate on this note may change as often as DAILY . A change in the interest rate will take effect WHEN THE INDEX RATE CHANGES .
     |X| Limitations: During the term of this loan, the applicable .annual interest rate will not be more than ________ % or less than 5.00% The rate may not change more than __________________% each
          _________________.
          Effect of Variable Rate: A change in the Interest rate will have the following effect on the payments:
          |X| The amount of each scheduled payment will change.
          |_| The amount of the final payment will change.
              ---------------------------------------------------------------

ACCRUAL METHOD: Interest will be calculated on an ACTUAL # DAYS/360 - DAY YEAR basis.

POST MATURITY RATE: I agree to pay Interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

      |X| on the same fixed or variable rate basis in effect before maturity
          (as indicated above).
      |_| at a rate equal to
                             ---------------------------------------------------

|X| LATE CHARGE: I agree to pay a late charge on the portion of any payment not made within 10 days after it is due equal to 5% OF THE UNPAID AMOUNT WITH A MINIMUM OF $25.00 .

|X| ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which |_| are |X| are not included in the principal amount above:
     $2500.00 BANK ORIGINATION; $250.00 BANK PROCESSING, $55.00 UCC FILING

PAYMENTS: I agree to pay this note as follows:
|X| Interest: l agree to pay accrued Interest   MONTHLY Beginning April 10, 2005
                                              ----------------------------------

|X| Principal: I agree to pay the principal               April 10, 2006
                                            ------------------------------------

|_| Installments: I agree to pay this note in ________ payments. The first payment of $_________ will be due ___________________ . A payment of $
     _____________will be due _______ thereafter. The final payment of the entire unpaid balance of principal and interest will be due ______.

PURPOSE: The purpose of this loan is WORKING CAPITAL

ADDITIONAL TERMS:

THIS LOAN IS DUE ON DEMAND, BUT IF NO DEMAND IS MADE, THEN ON 06/15/2005. THIS LOAN IS ALSO SECURED BY BUT NOT LIIMITED TO THE FOLLOWING:
LOAN AGREEMENT DATED 03/10/2005; SUBORDINATION AGREEMENT DATED 06/30/2004; SECURITY AND SUBORDINATION AGREMENT DATED 01/03/2005; COMMERCIAL SECURITY AGREEMENT DATED 03/10/2005.

                               SECURITY AGREEMENT

SECURITY INTEREST: I grant you a security interest in all of the Property described below that I now own and that I may own in the future including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the Property, wherever the Property is or may be located, and all cash and non-cash proceeds and products from the Property, and all supporting obligations that relate to or arise out of any of the Property (including things In action) described below, all documents that now or hereafter evidence any of the Property described below or the right to receive, hold, or dispose of any of that Property.

|_| Inventory: All Inventory, whether now owned or hereafter acquired by Debtor, Including all goods, other than farm, which now or hereafter:
(a) are leased by Debtor as lessor;
(b) are held by Debtor for sale or lease or to be furnished under a contract of service;
(c) are furnished by Debtor under a contract of service; or
(d) consist of raw materials, work in process, or materials used or consumed in Debtor's business.

|_| Equipment: All equipment, whether now owned or hereafter acquired by Debtor, Including 811 goods now or hereafter owned by Debtor other than inventory, farm products, and consumer goods, and Including all machinery, motor vehicles, furniture, trade or business fixtures, manufacturing equipment, mobile equipment, farm machinery and equipment, shop equipment, office equipment, record-keeping equipment, parts and tools, computer and printing equipment, and all goods which are, or are to become, fixtures. All equipment described in any list or schedule which Debtor gives to Secured Party is also included in the Property, but delivery of such a list is not necessary for the attachment of Secured Party's security interest in Debtor's equipment as described above, and Secured Party's security interest is not limited to the Property described in any such list or schedule.

|_| Farm Products: All farm products, whether now owned or hereafter acquired by Debtor, including all goods, other than standing timber, with respect to which Debtor Is engaged in raising, cultivating, propagating, fattening, grazing or any other farming, livestock, or aqua cultural operation and which are:
(a) crops grown, growing, or to be grown, including:
    (i) crops produced on trees, vines, and/or bushes; and
   (ii) aquatic goods produced in aquaculture operations;
(b) livestock born or unborn, Including aquatic goods produced in acquacultural operations;
(c) feed, seed, fertilizer, medicines, or other supplies used or produced in Debtor's farming operation: or
(d) products of crops or livestock in their unmanufactured states.

|X| Accounts: All accounts of debtor, whether now owned or existing or hereafter acquired or arising, including all rights of Debtor to payment of a monetary obligation, whether or not earned by performance, and whether originally owed to Debtor or acquired by Debtor after the obligation came into existence:
(a) for property that has been or is to be sold, leased, licensed, asslgned, or otherwise disposed of:
(b) for services rendered or to be rendered;
(c) for a policy of insurance issued or to be issued;
(d) for a secondary obligation incurred or to be incurred:
(e) for energy provided or to be provided;
(f) for the use or hire of a vessel under a charter or other contract;
(g} arising out of the use of a credit or charge card or information contained on or for use with the card;
(h) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State; and
(i) arising out of an interest in or claim under a policy or policies of Insurance for healthcare goods or services provided.

|_| Instruments (Including Promissory Notes), Documents, Chattel Paper (including Electronic Chattel Paper), Letter-of-Credit Rights, and Other Rights to Payment: All of Debtor's right. title, and interest, whether now owned or existing or hereafter arising or acquired, in and to all instruments, documents, chattel paper, letter-of-credit rights, and other rights to payment. Including:

(a) all negotiable instruments, including promissory notes and any other writings that evidence a right to payment of a monetary obligation and are not themselves a security agreement or lease, and that are of a type that in ordinary course of business are transferred by delivery with any necessary endorsement or assignment, but not including investment property, letters of credit, or writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card;
(b) all documents of title and all receipts of the type described in Section 7-201(2) of the Uniform Commercial Code;
(c) all chattel paper, including any record or records that evidence both a monetary obligation and a security interest In specific goods, a security interest in specific goods and software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods (but not including charters or other contracts involving the use or hire of a vessel or records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card), and including all chattel paper evidenced by a record or records consisting of information stored in an electronic medium; and
(d) all letters of credit and letter-of-credit rights, including all rights of Debtor to payment or performance under a letter-of-credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

|_| General Intangibles: All general intangibles, whether now owned or hereafter acquired by Debtor, including any personal property, things in action, payment intangibles, tax refunds, applications for patents, patents, copyrights, trademarks, trade names, trade secrets, service marks. Goodwill, customer lists, permits and franchises, licenses, software, the right to use Debtor's name and likeness, and all property and rights described under the heading "Government Payments and Programs" below (which description is incorporated herein by this reference), but not Including accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money. or oil, gas, or other minerals before extraction (as those terms are defined or used in Article 9 of the Uniform Commercial Code).
|_| Deposit Accounts: All deposit accounts, whether now owned or hereafter acquired by Debtor, including all demand, time, savings, passbook., or similar accounts maintained with a bank, or other financial institution, but not including investment property or accounts evidenced by an instrument.

|_|Investment Property: All of Debtor's investment property, whether now owned or hereafter acquired, including all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, and commodity accounts.

|_| Commercial Tort Claims: All rights of Debtor now existing or hereafter arising in that certain tort claim more particularly described as follows (provide description of tort claim):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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|_|Government Payments and Programs: All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in and conservation reserve payments) in which Debtor now has and in the future may have any rights or interest and which arise under or as a result of any pre-existing, current or future federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and ASCS).

|X|Specific Property: All of Debtor's right, title and interest, whether now owned or hereafter acquired, in the following property (all without limiting the generality of the applicable descriptions set forth above: ALL INVOICES, ACCOUNTS RECEIVABLE, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS THEREBY AND ALL PROCEEDS THEREOF OF THE DEBTOR'S BUSINESS WHETHER NOW OR HEREAFTER EXISTING OR ACQUIRED

|_| Standing Timber: All of Debtor's right, title and interest, whether now owned or hereafter acquired, in standing timber located on the real property described below, and all cutting rights with respect thereto:

|_| As Extracted Collateral: All of Debtor's rights, title, and interest, whether now owned or hereafter acquired, in all oil, gas, and other minerals extracted from the real property described below, and all accounts arising out of the safe at the wellhead, mine head, or mine of oil, gas, or other minerals from such real property.

|_| Where the property Includes goods that are or are to become fixtures, or standing timber, or as-extracted collateral: The legal description of the real property on which such Property is or will be located is (provide legal description of the or other sufficient description of real property:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The record owner of the real property, (if other than Debtor) is (provide name of record owner of real property, (other than Debtor)

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:

================================================================================

? If checked, the file this agreement on the real estate records.
Record owner (if not me) ___________

                   ADDITIONAL TERMS OF THE SECURITY AGREEMENT

GENERALLY - This agreement secures this note and any other debt I have with you, now or later. However, it will not secure other debts if you fail this security agreement or if you fail to give any required notice of the right of rescission. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the Property is located. All locations referenced to "this note" or "this agreement" or "this loan" shall mean this Universal Note and Security Agreement.

OWNERSHIP AND DUTIES TOWARD PROPERTY: I represent that I own all of the Property, or to the extent, this is a purchase money security interest, I will acquire ownership of the Property with the proceeds of the loan. I will defend it against any other claim. Your claim to the Property is ahead of the claims of any other creditor. I agree to do whatever you require to protect the loan your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position.

I will keep books, records, and accounts about the Property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the Property.

I will keep the Property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this written permission. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

I will keep the Property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the Property is to be used in another state, I will give you a list of those states. I will not try to sell the Property unless it is inventory or I receive your written permission to do so. If I sell the Property I will have the payment made payable to the order of you and me.

I will pay all taxes and charges on the Property as they become due. You have the right of reasonable access in order to inspect the Property. I will immediately inform you of any loss or damage to the Property.

If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

PURCHASE MONEY SECURITY INTEREST - For the sole purpose of determining the extent of a purchase money security interest arising under this security agreement: (a) payments on any non-purchase money loan also secured by this agreement will not be deemed to apply to the Purchase Money Loan, and (b) payments on the Purchase Money Loan will be deemed to apply first to the non-purchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you. No security interest will be terminated by application of this formula. "Purchase Money Loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancing of such loan.

PAYMENTS BY LENDER - You are authorized to pay, on my behalf, charges I am or may become obligated to pay to preserve or protect the secured property (such as property insurance premiums). You may treat those payments as advances and add them to the unpaid principal under the note secured by this agreement or you may demand immediate payment of the amount advanced. INSURANCE - I agree to buy insurance on the Property against the risks and for the amounts you require and to furnish you continuing proof of coverage. I will have the insurance company name you as loss payee on any such policy. You may require added security if you agree that insurance proceeds may be used to repair or replace the Property. I will buy insurance from a firm licensed to do business in the state where the property is located. The firm will be reasonably acceptable to you. The insurance will remain in force until the Property is released from this agreement. If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.
WARRANTIES AND REPRESENTATIONS - If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep in trust for you the proceeds from all the accounts and any goods which are returned to me or which I take back. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so.
         If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the fair market value for the Property, or at a minimum price established between you and me.
         If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants, or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to the in the Federal Food Security Act of 1985.

REMEDIES - I will be in default on this security agreement if I am in default on any note this agreement secures or if I fail to keep any promise contained in the terms of this agreement. If I default, you have all of the rights and remedies provided in the note and under the Uniform Commercial Code. You may required me to make the secured property available to you at a place which is reasonably convenient. You may take possession of the secured property and sell it as provided by law. The proceeds will be applied first to your expenses and then to the debt. I agree that 10 days written notice sent to my last known address by first class mail will be reasonable notice under the Uniform Commercial Code. My current address is on page 1. I agree to inform you in writing of any change of my address. You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent; (1) a beneficial interest in the debtor is sold or transferred, or (2) there is a change in either the identity or number of members of a partnership, or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.
FILING - A carbon, photographic or other reproduction of this security agreement or the financing statement covering the Property described in this agreement may be used as a financing statement where allowed by law. Where permitted by laws, you may file a financing statement which does not contain my signature, covering the Property secured by this agreement.

                          ADDITIONAL TERMS OF THE NOTE

DEFINITIONS - As used on pages 1, 2, and 3, "terms" means the terms that apply to this load. "I", "me", or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.
APPLICABLE LAW - The laws of the United States and, to the extent not inconsistent therewith, the laws of the state of Alabama. Any term of this agreement, which is contrary to applicable laws, will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this note or any agreement securing this note is effective unless the modification is in writing and signed by you and me. Time is of the essence in this agreement.
PAYMENTS - Each payment of principal and interest I make on this note will first reduce the amount I owe you for charges, which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal sum outstanding at that time. Notwithstanding anything to the contrary, I don not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to in this note (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me. INDEX RATE - The index will serve only as a device for setting the interest rate on this note. You do not guarantee by selecting this index or the margin, that the interest rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.
POST MATURITY DATE - For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOAND - If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph herein.
MULTIPLE ADVANCE LOANS - If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
SET-OFF - I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

          "Right to receive money from you" means:

          (1)  any deposit account balance I have with you;
          (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
          (3)  any repurchase agreement or other nondeposit obligation.

         "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
         If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
         You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off.
DEFAULT - I will be in default if any one or more of the following occur:

     (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the Property insured, if required; (3) I fail to pay, r keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
          (7) I do or fail to do something which causes you to believe you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or the conversion of wetlands to produce and agricultural commodity, as further explained 7 C.F.R. Part 1940, Subpart G, Exhibit M.

REMEDIES - If I am in default on this note you have, but are not limited to, the following the following remedies:

     (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued unpaid charges).
     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "SET-OFF" paragraph herein.
     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
     (4) You may refuse to make advances to me or allow purchases on credit by me.
     (5)  You may use any remedy you have under state or federal law.
     (6) You may make use of any remedy given to you in any agreement securing this note.

     By selecting any one or more of these remedies you do not give up your right to use later any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to consider later the event a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEYS' FEES - I agree to pay you all reasonable costs you incur to collect this debt or realize on any security. This includes, if the amount financed is more than $300.00 your reasonable attorneys' fees of up to 15% of the unpaid debt if you refer collection of the note to an attorney who is not your salaried employee. This provision also shall apply if I file a petition or any other claim for relief under any bankruptcy rule or laws of the United States, or if such petition or other claim for relief is filed against me by another.

WAIVER - I give up my rights to required you to do certain things. I will not require you to:

       (1) demand payment of amounts due (presentment)
       (2) obtain official certification of nonpayment (protest); or
       (3) give notice that amounts due have not been paid (notice of dishonor).

     I waive any defenses I have based on surety ship or impairment of collateral to the extent permitted by law, I also waive all personal property exemptions in the property securing this loan. OBLIGATIONS INDEPENDENT - I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval. CREDIT INFORMATION - I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGES 1, 2, AND 3). I have received a copy on today's date.

     CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.


DIGITAL FUSION, INC.                  DIGITAL FUSION SOLUTIONS, INC.
BY:     /s/ Gary S. Ryan              BY:    /s/ Roy E. Crippen, III
     ---------------------------          ----------------------------
GARY S. RYAN   PRESIDENT              ROY E. CRIPPEN, III   PRESIDENT

BY:    /s/ Roy E. Crippen, III
    ----------------------------
ROY E. CRIPPEN, III   CEO             SIGNATURE FOR LENDER

                                      ------------------------------

--------------------------------------------------------------------------------
         DEBTOR NAME AND ADDRESS                  SECURED PARTY NAME AND ADDRESS
 SUMMIT RESEARCH CORPORATION                  FIRST COMMERCIAL BANK
                                              OF HUNTSVILLE 3 01
                                              WASHINGTON STREET
 4940 CORPORATE DR NW SUITE A                 HUNTSVILLE, AL 358 01
 HUNTSVILLE, AL 35805-6226
 Taxpayer I.D. # 63-1285794

Type: [ ] individual [ ] partnership |X| corporation [ ]____________ State of organization/registration (if applicable) Alabama

[ ] If checked, refer to addendum for additional debtors and signatures.
--------------------------------------------------------------------------------
                          COMMERCIAL SECURITY AGREEMENT
The date of this Commercial Security Agreement (Agreement) is March 10, 2005 . SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one)
  [ ] Debtor |X| DIGITAL FUSION, INC AND DIGITAL FUSION SOLUTIONS, INC. (Borrower) owes to Secured Party:
  [ ] Specific Debts. The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):


  [ ] All Debts. All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

 SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.

 PROPERTY DESCRIPTION. The Property is described as follows:
  [ ] Inventory: All inventory which Debtor holds for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor's business.

  [ ] Equipment: All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which Debtor gives to Secured Party will also be included in the secured property, but such a list is not necessary for a valid security interest in Debtor's equipment.
  [ ]  Farm Products: All farm products including, but not limited to:
       (a) all poultry and livestock and their young, along with their products, produce and replacements;
       (b) all crops, annual or perennial, and all products of the crops;
       (c) all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor's farming operations; and
       (d) all aquatic goods produced in aquacultural operations.
  |X| Accounts: All rights Debtor has now and may have in the future to the payment of money including, but not limited to:
       (a) payment for goods and other property sold or leased or for services rendered, whether or not Debtor has earned such payment by performance;
       (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable;
       (c) all rights Debtor has under any policy of insurance which is a right to payment of a monetary obligation for health care goods or services provided (e.g., health care insurance receivables); and
       (d) credit card receivables and license fees.
       The above include any supporting obligations, rights and interests (including all liens and security interests) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.
  [ ] Instruments (including Promissory Notes), Documents, Chattel Paper (including electronic chattel paper), Letters of Credit Rights, and Other Rights to Payment: Any rights, and interests, (including all liens and security interests) which Debtor may have by law or agreements against any account debtor or obligor of Debtor.

  [ ] General Intangibles: All general intangibles including, but not limited to, payment intangibles, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use Debtor's name.

  [ ] Deposit Accounts: All rights Debtor has now and may have in the future to any demand, time, savings, passbook or similar account maintained at any financial institution.

  [ ] Investment Property: All rights Debtor has now and may have in the future to any certificated or uncertificated security, security entitlement, securities account, commodity contract, commodity account or financial asset.

  [ ] Software: All rights Debtor has and may have in the future to any computer program and supporting information provided in connection with the program.

  [ ] Commercial Tort Claims: All rights Debtor has now and may have in the future arising out of that certain tort claim more particularly described as follows (Provide description of tort claim)________________


  [ ] Government Payments and Programs: All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which Debtor now has and in the future may have any rights or interests and which arise under or as a result of any preexisting, current or future federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and ASCS).
  [ ]  The Property includes, but is not limited by, the following:
       ALL INVOICES, ACCOUNTS RECEIVABLE, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS THEREBY AND ALL PROCEEDS THEREOF OF THE DEBTOR'S BUSINESS WHETHER NOW
       OR HEREAFTER EXISTING OR ACQUIRED.

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:


 USE OF PROPERTY. The Property will be used for [ ] personal [ ] business
                 [ ] agricultural [ ] _______________________ purposes.


         SIGNATURES, Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.
     SUMMIT  RESEARCH  CORPORATION
                      DEBTOR                                   SECURED PARTY

  By:  /s/ Roy E. Crippen, III                    By:  /s/ Andy N. Kattos
     -------------------------                       -----------------------
     ROY E. CRIPPEN, III                             ANDY N KATTORS
  Title: PRESIDENT                               Title: SR. VICE PRESIDENT
         ---------------------                          --------------------

GENERAL PROVISIONS. Each Debtor's obligations under this Agreement are independent of the obligations of any other Debtor. Secured Party may sue each Debtor individually or together with any other Debtor. Secured Party may release any part of the Property and Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.
APPLICABLE LAW. This Agreement is governed by the laws of the state in which Secured Party is located. In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.
NAME AND LOCATION. Debtor's name indicated on page 1 is Debtor's exact legal name. If Debtor is an individual, Debtor's address is Debtor's principal residence. If Debtor is not an individual, Debtor's address is the location of Debtor's chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor has provided Debtor's state of registration on page 1. Debtor will provide verification of registration and location upon Secured Party's request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor's name, address, or state of organization or registration.
WARRANTIES AND REPRESENTATIONS. Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor's property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:
(1) Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;
(2) the execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;
(3) other than previously disclosed to Secured Party, Debtor has not changed Debtor's name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and
(4) Debtor does not and will not use any other name without Secured Party's prior written consent.
Debtor owns all of the Property, and Secured Party's claim to die
Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.
DUTIES TOWARD PROPERTY. Debtor will protect the Property and Secured
Party's interest against any competing claim. Except as otherwise agreed. Debtor will keep the Property in Debtor's possession at the address indicated on page 1 of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposes specified on page 1. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor's business, to which Debtor will allow Secured Party reasonable access. Debtor will not sell, offer to sell, license, lease, or otherwise transfer or encumber the Property without Secured Party's prior written consent. Any disposition of the Property will violate Secured Party's rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party's interest on die face of the chattel paper or instruments. If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party's prior written consent. Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor's other property. Secured Parry has the right to require Debtor to pay Secured Parry the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party's request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.
If the Property includes farm products, Debtor will provide Secured
Party with a list of the buyers, commission merchants, and selling agents to or through whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party's interest in die Debtor's farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will not use any loan proceeds for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as explained by federal law. If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and products of the Property to Secured Party. Debtor will provide Secured Party with any notices, documents, financial statements, reports, and other information relating to the Property Debtor receives as the owner of the Property. PERFECTION OF SECURITY INTEREST. Debtor authorizes Secured Party to file a financing statement covering the Property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party's interest under the Uniform Commercial Code.
INSURANCE. Debtor agrees to keep the Property insured against the risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amounts Secured Party requires. Debtor may choose the insurance company, subject to Secured Party's approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance provider immediate notice of any loss. Secured Party may apply the insurance proceeds toward the Secured Debts. Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor's rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of the cancellation or termination of insurance. If Debtor fails to keep die Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party's interest in the Property. The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance. AUTHORITY TO PERFORM. Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party's interest in the Property. If Debtor fails to perform any of Debtor's duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party's authority to perform for Debtor does not create an obligation to perform, and Secured Party's failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement. If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property. If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law. Secured Party's duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third parry in possession of the Property. Secured Party may enforce the obligations of an account debtor or other person obligated on the Property. Secured Party may exercise Debtor's rights with respect to the account debtor's or other person's obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.
PURCHASE MONEY SECURITY INTEREST. If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party's security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects. No security interest will be terminated by application of this formula. DEFAULT. Debtor will be in default if:
(1) Debtor (or Borrower, if not the same) fails to make a payment in full when due;
(2) Debtor fails to perform any condition or keep any covenant on this or any debt or agreement Debtor has with Secured Party;
(3) a default occurs under the terms of any instrument or agreement evidencing or pertaining to the Secured Debts;
(4) anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property.
REMEDIES. After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party's option do any one or more of the following:
(1) make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2) require Debtor to gamer the Property and make it available to Secured Party in a reasonable fashion;
(3) enter upon Debtor's premises and take possession of all or any part of Debtor's property for purposes of preserving the Property or its value and use and operate Debtor's property to protect Secured Party's interest, all without payment or compensation to Debtor;
(4) use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.
If Secured Party repossesses the Property or enforces the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or disposition first to Secured Party's expenses of enforcement, which includes reasonable attorneys' fees and legal expenses to the extent not prohibited by law, and men to the Secured Debts. Debtor (or Borrower, if not the same) will be liable for the deficiency, if any. By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive a default by not using a remedy.
WAIVER. Debtor waives all claims for damages caused by Secured Party's acts or omissions where Secured Party acts in good faith.
NOTICE AND ADDITIONAL DOCUMENTS. Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor's obligations under this Agreement and to confirm Secured Party's hen status on the Property.